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                                                                   EXHIBIT 10.27

                            INDEMNIFICATION AGREEMENT


               This INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of the 10th day of February, 1998 by and between INTERVISUAL BOOKS, INC. ("Company") and WALDO HUNT and THE HUNT FAMILY TRUST (Trust Agreement dated May 30, 1980, as amended) (collectively "Guarantors").


                                R E C I T A L S:

               A. As a condition precedent to Santa Monica Bank ("Bank") making loans to Company (the "Loans"), Bank has required Guarantors guarantee the Loans. Guarantors have agreed to guarantee the Loans pursuant to certain documents from Guarantors to Bank (the "Guarantees").

               B. Guarantors have requested that Company indemnify them against any liability to Bank as a result of such Guarantees and Company desires to grant such indemnification.


                                A G R E E M E N T

               1. Indemnification. Company hereby indemnifies Guarantors and agrees to hold them harmless from any loss, cost or damage of any nature whatsoever (including attorneys' fees) with respect to any claims, action, litigation, administrative or other proceedings (collectively "Claims") arising out of or related to the Guarantees. It is the intention of Company to indemnify Guarantors, pursuant to the preceding sentence, to the fullest extent permitted by law, and this indemnification will include all reasonable costs and expenses incurred by Guarantors in good faith with respect to any such Claims.

               2. Survival. This Agreement shall survive, and shall not be affected, by any modifications or amendments to the Guarantees or any documents evidencing the Loans.

               3. Counterparts. This Agreement may be executed in any number of counterparts and all counterparts taken together shall represent one and the same Agreement.






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               IN WITNESS WHEREOF, the parties hereto have executed this
INDEMNIFICATION AGREEMENT as of the day and year first above written.


                                      "Company"

                                      INTERVISUAL BOOKS, INC.


                                      By: /s/ Nathan Norman Sheinman
                                          -----------------------------------
                                          Nathan Norman Sheinman,
                                          President and Chief Operating Officer

                                      "Guarantors"


                                           /s/ Waldo H. Hunt
                                       --------------------------------------
                                       Waldo H. Hunt, an individual



                                       The Hunt Family Trust


                                       By: /s/ Walso H. Hunt
                                         ------------------------------------
                                         Waldo H. Hunt, Trustee



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